Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

x
In re:	:	Chapter 11
:
GENUITY INC., et al.,	:	Case No. 02-43558
:
Debtors.	:	(Jointly Administered)
:

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM FEBRUARY 1, 2003 TO FEBRUARY 28, 2003

DEBTOR’S ADDRESS:	235 Presidential Way, Woburn, Massachusetts 01801

	MONTHLY DISBURSEMENTS MADE BY GENUITY INC., ET AL AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS):	$91

DEBTOR’S ATTORNEY:	Ropes & Gray LLP William F. McCarthy (WM-1669) Don S. DeAmicis (DD-2242) D. Ross Martin (DM-2947) One International Place Boston, Massachusetts 02110 and 885 Third Avenue New York, New York 10022

	MONTHLY OPERATING INCOME (IN MILLIONS):	$41

REPORT PREPARER:	GENUITY INC., et al.

The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ ERIC A. SIMONSEN
Eric A. Simonsen
Chief Financial Officer and Controller
DATE: June 11, 2003	Genuity Inc.

GENUITY INC.

(Debtor-in-Possession)

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In Thousands, except Per Share Data)

For the month ended February 28, 2003

Revenues	$7,929
Operating Expenses
Cost of sales	4,212
Selling, general and administrative	5,432
Total operating expenses	9,644
Operating Loss	(1,715)
Other Income
Interest income, net	467
Other, net	1,833
Income Before Reorganization Items and Income Taxes	585
Reorganization Items
Gain on sale of assets to Level 3	67,785
Severance and related costs	(31,580)
Reduction in restructuring reserves resulting from rejected contracts	4,269
Interest earned on accumulated cash resulting from Chapter 11 filing	368
Professional fees	(413)
Other	388
Income Before Income Taxes	41,402
Income Taxes	16
Net Income	$41,386

Basic and Diluted Earnings Per Common Share	$3.63

Basic and Diluted Weighted-Average Common Shares Outstanding	11,404

The accompanying notes are an integral part of these financial statements. The above financial statement includes the operating results of Genuity Inc. and all of its subsidiaries.

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)
(Dollars in Thousands, except Share Data)

February 28, 2003

ASSETS
Current assets:
Cash and cash equivalents	$888,032
Restricted cash	44,163
Receivables, less allowance of $11,014	141,519
Other receivables	10,705
Other current assets	22,109
Total current assets	$1,106,528

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise:
Current Liabilities:
Accounts payable	$1,857
Other accounts payable	2,431
Accrued compensation and related liabilities	1,523
Accrued circuits	33,893
Accrued severance and related costs	9,912
Accrued liabilities	19,484
Total current liabilities	69,100
Liabilities subject to compromise	3,321,878
Total liabilities	3,390,978

Stockholders’ deficit:
Preferred stock—$0.01 par value; 2,500,000 shares authorized; no shares issued and outstanding	—
Class A common stock—$0.01 par value; 80,000,000 shares authorized; 11,403,576 shares issued and outstanding as of February 28, 2003	114
Class B common stock—$0.01 par value; 137,201 shares authorized; 1 share issued and outstanding as of February 28, 2003	—
Class C common stock—$0.01 par value; 40,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	6,109,016
Accumulated other comprehensive loss	(3,390)
Accumulated deficit	(8,390,190)
Total stockholders’ deficit	(2,284,450)
Total liabilities and stockholders’ deficit	$1,106,528

The accompanying notes are an integral part of these financial statements. The above financial statement includes the financial position of Genuity Inc. and all of its subsidiaries.

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(Dollars in Thousands)
For the month ended February 28, 2003

Cash Flows from Operating Activities:
Net Income	$41,386
Adjustments to reconcile net income to net cash provided by operations:
Gain on sale of assets to Level 3	(67,785)
Reduction in restructuring reserves resulting from rejected contracts	(4,269)
Changes in current assets and current liabilities:
Receivables	42,633
Other receivables	(8,504)
Other current assets	842
Other current liabilities	(2,029)
Other payables	2,431
Other, net	(3,200)
Net cash provided by operating activities	1,505

Cash Flows from Investing Activities:
Proceeds from sale to Level 3	117,262
Net cash provided by investing activities	117,262

Cash Flows from Financing Activities:
Principal payments under capital lease obligations	(37,371)
Net cash used in financing activities	(37,371)
Net increase in cash and cash equivalents	81,396
Cash and cash equivalents, beginning of period	806,636
Cash and cash equivalents, end of period	$888,032

Supplemental Cash Flow Disclosures:
Cash paid during the period for:
Professional Fees	$7,306
Interest	$2,092
Income taxes	$67

The accompanying notes are an integral part of these financial statements. The above financial statement includes the cash flows of Genuity Inc. and all of its subsidiaries.

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the period from February 1, 2003 to February 28, 2003

Unless the context requires otherwise, all references herein to “Genuity” or the “Company” shall include Genuity Inc. and its subsidiaries.

NOTE 1—Petition for Relief under Chapter 11

On November 27, 2002, Genuity Inc. and certain of its subsidiaries filed a petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”). Genuity Inc. filed jointly with the following direct and indirect subsidiaries: BBN Advanced Computers Inc., BBN Certificate Services Inc., BBN Instruments Corporation, BBN Telecom Inc., Bolt Beranek and Newman Corporation, Genuity Business Trust, Genuity Employee Holdings LLC, Genuity International Inc., Genuity International Networks Inc., Genuity International Networks LLC, Genuity Solutions Inc., Genuity Telecom Inc., LightStream Corporation and NapNet L.L.C. (collectively, the “Debtors”). The Debtors remain in possession of their assets and properties, which were not sold to Level 3 as described below, as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Certain subsidiaries of Genuity Inc., consisting principally of international subsidiaries, are not debtors (collectively, the “Non-Debtors”) in this bankruptcy proceeding. The Debtors as “debtors-in-possession” continue to operate the Non-Debtor businesses under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code.

Also on November 27, 2002, Genuity Inc. and certain of its subsidiaries (collectively, the “Genuity Sellers”) entered into an asset purchase agreement (the “Level 3 Agreement”) with Level 3 Communications, Inc. and certain of its subsidiaries (collectively, “Level 3”), an international communications and information services company, pursuant to which Level 3 agreed to acquire substantially all of the long-lived assets, customers and operations and assume certain obligations of the Genuity Sellers for up to $242 million in cash subject to adjustment.  On January 24, 2003, the Court approved this transaction and on February 4, 2003, the Genuity Sellers and Level 3 consummated the sale.  At the closing, the Genuity Sellers received $117.3 million in cash and an additional $20 million in cash was placed in escrow to cover future potential indemnification obligations.  Level 3 acquired Genuity’s operations and assumed substantially all of Genuity’s customer relationships, including its domestic contract with America Online, Inc. (“AOL”) and certain domestic customer contracts with Verizon.  Level 3 also assumed certain of Genuity’s significant commercial obligations  including its existing long-term managed modem agreements with Verizon and Allegiance Telecom, Genuity’s circuit commitment with Worldcom/MCI and Genuity’s IRU agreement with Qwest. In addition, Level 3 assumed the Company’s obligations under each of Genuity’s senior executive employment agreements.  As a result of this transaction, the Company recorded a gain on sale of $67.8 million, which included the acquisition of $535.1 million of assets and the assumption of $468.1 million of liabilities by Level 3.

The Company expects that the purchase price under the Level 3 agreement will be adjusted for deposits, prepayments and credit balances under customer agreements assumed and assigned to Level 3, deposits and prepayments under vendor agreements and real estate leases assumed and assigned to Level 3 and a pro-rata portion of 2003 property taxes on properties purchased by Level 3. These adjustments are expected to be finalized by the end of the third quarter of 2003. The Level 3 Agreement also provides that the purchase price may be adjusted downward in the event that Genuity’s recurring revenue for December 2002 and January 2003, as calculated in accordance with the Level 3 Agreement, falls below a specified threshold.

As provided in the Level 3 Agreement, Level 3 had until May 5, 2003 to determine which remaining vendor agreements and real estate leases it would request Genuity to assume and assign to Level 3 and which contracts and leases it would permit Genuity to reject in the bankruptcy proceedings.  For those contracts and leases, which Level 3 permitted Genuity to reject, the effective date of the rejection may be as late as the later of August 4, 2003 or the effective date of Genuity’s Chapter 11 liquidating plan of reorganization. In general, the purchase price under the Level 3 agreement will be increased  $0.27 for every $1.00 of rejection damages incurred by Genuity over $360 million up to a maximum purchase price increase of $64.8 million in respect of contracts and leases specified under the Level 3 Agreement which Level 3 permits Genuity to reject. Level 3 will reimburse Genuity for the operating costs under vendor contracts and real estate leases incurred from February 4, 2003 through the date such contracts and leases are either assumed and assigned to Level 3 or rejected by Genuity. Amounts owed from Level 3 for these reimbursed costs as of the balance sheet date are reflected as other receivables in the accompanying condensed consolidated balance sheet. Amounts owed to Level 3 for contracts that are assumed and assigned to Level 3 are reflected as other payables in the accompanying condensed consolidated balance sheet. These reimbursed amounts from and to Level 3 are reflected in the accompanying condensed consolidated statement of operations on a net basis. Under the Level 3 Agreement, the Company will cure any past monetary defaults under those contracts that are ultimately assumed and assigned to Level 3.

Genuity is now working to formulate a plan providing for the liquidation of the remaining assets and distribution of the proceeds to creditors. The Non-Debtors, which are not part of the bankruptcy proceedings, are also winding down their operations. Due to uncertainties regarding the potential claims against Genuity and the amount of available proceeds, it is not possible to predict when the liquidation will be completed or how much will be available for distribution to creditors. Genuity believes that its stockholders will not receive any proceeds from the liquidation and that its common stock will have no value in connection with the liquidation.

Under the Bankruptcy Code, certain claims against the Debtors in existence prior to the filing for Chapter 11 protection are stayed while the Debtors continue business operations as debtors-in-possession. These claims are reflected in the accompanying condensed consolidated balance sheet as “liabilities subject to compromise.” Additional claims may arise subsequent to the filing date from the rejection of executory contracts and real estate leases, and from the determination by the Court (or agreed to by parties-in-interest) of allowed claims for contingencies and other disputed amounts. Included in the accompanying condensed consolidated balance sheet are $3.3 billion of liabilities subject to compromise at February 28, 2003. The claims bar date for the Debtors’ cases, i.e., the deadline by which claimants were required to file claims arising prior to November 27, 2002 in excess of those claims previously submitted to the Bankruptcy Court by the Debtors, was April 18, 2003 (the “Bar Date”). The Company is evaluating the additional claims that were submitted through the Bar Date.  Genuity will also evaluate any additional or amended claims submitted after the Bar Date. Should the Debtors, through this ongoing valuation, identify additional liabilities subject to compromise, such amounts will be recognized accordingly. As a result, liabilities subject to compromise are subject to change. Claims classified as liabilities subject to compromise include priority as well as unsecured claims.

The Debtors received approval from the Court to pay or otherwise honor certain of its prepetition obligations, including certain payments arising from normal business activities to employees and critical vendors.

As part of the transaction with Level 3, Level 3 hired 1,418 employees from Genuity on February 4, 2003.  Severance and associated termination benefits for these employees totaled $27.5 million and is included in severance and related costs within reorganization items in the accompanying condensed consolidated statement of operations. As of April 30, 2003, there were 101 full-time equivalent employees remaining to finalize the affairs of Genuity.

The Company is currently evaluating payments made within 90 days prior to the bankruptcy filing to determine if any payments would be considered preference payments under the Bankruptcy Code.  To the extent any such payments are identified, the Company will  start collection proceedings for the claims. Any proceeds received and the corresponding increase in the liability for the associated bankruptcy claim related to these preference claims will be reflected in the period the applicable payment is received.

Verizon announced that as of December 18, 2002 it had sold all of its Genuity Class A common stock.  On January 24, 2003, the Bankruptcy Court approved a settlement agreement entered into by Genuity and Verizon on November 27, 2002.  Under the settlement agreement, Genuity agreed to release Verizon, its affiliates, officers, directors, employees and representatives from any claims arising out of or related to (a) the spin-off of Genuity in June 2000, (b) Genuity’s IPO, (c) any actions by Verizon as a customer, creditor, supplier, stockholder or director of Genuity, (d) any inequitable actions by Verizon, (e) the Company’s existing credit facility with a subsidiary of Verizon (the “Verizon Facility”), (f) Verizon’s termination of its right to convert its shares in Genuity into a controlling interest in Genuity and the resulting termination of the Verizon Facility, (g) the Company’s existing $2.0 billion revolving line of credit facility with a consortium of nine banks (the “Bank Facility”), (h) the sale of substantially all of Genuity’s long-lived assets to Level 3, and other claims related to Genuity.  In return, Verizon agreed to release Genuity, its affiliates, officers, directors, employees and representatives from any claims arising out of or related to (a) the spin-off of Genuity in June 2000, (b) Genuity’s IPO, (c) the management of Genuity, (d) any inequitable conduct, or (e) Genuity’s decision to request a draw under the Bank Facility in July 2002.

NOTE 2—Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”), including the adoption of AICPA Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” on November 28, 2002. In addition, the accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern. However, in light of the Company’s default under both the Bank Facility and Verizon Facility, the November 27, 2002 filing for Chapter 11 protection and the sale of substantially all of the Company’s long-lived assets to Level 3 on February 4, 2003, the Company’s management intends to liquidate the Company’s remaining business. The condensed consolidated financial statements do not include all adjustments needed to reflect the possible future effects of the bankruptcy proceedings.  The Company is planning to submit a reorganization plan to the Bankruptcy Court committing the Company to a liquidation plan. Upon approval of this plan by the Bankruptcy Court, the Company will change its financial statement presentation from the going concern basis to the liquidation basis of accounting.

These financial statements have been prepared in accordance with US GAAP for interim financial information, and accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2001. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The accompanying condensed consolidated financial statements include the accounts of Genuity Inc. and all of its subsidiaries (both Debtor and Non-Debtor). See Schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  Actual results could differ from those estimates.

In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or that are probable of being paid during the bankruptcy proceeding. Contractual interest for the period was $11.0 million, of which $0.1 million is included in the accompanying condensed consolidated statement of operations net of interest income. Gross taxable sales for the month ended February 28, 2003 were $0.5 million.

NOTE 3—Summary of Significant Accounting Policies

The Company’s significant accounting policies are described in more detail in Note 2 of the Notes to the Consolidated Financial Statements included in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission. For interim reporting purposes, except as noted above, the Company follows the same significant accounting policies.

Revenue Recognition

Revenue was generally recognized when services were rendered or products were delivered to customers. Genuity recognized revenues when persuasive evidence of an arrangement between the customer and the Company existed, service had been provided to the customer, the price to the customer was fixed and determinable and collectibility of the sales price was reasonably assured. The Company recognized revenues from financially distressed customers in the period in which cash was received, after the collection of all previous outstanding accounts receivable balances. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for estimated credit losses.

Billings made or payments received in advance of providing services were deferred along with the associated costs until the period these services were provided and recognized over the shorter of the remaining contract term or estimated customer relationship.

Genuity had contracts with some customers that provided service level commitments. If Genuity did not meet the required service levels, it may have been obligated to provide credits, usually in the form of free service for a short period of time. These amounts were accounted for in cost of sales. The credits issued under these arrangements for Genuity’s failure to meet service level commitments have not been material.

Cash and Cash Equivalents

Cash and cash equivalents include investments in short-term, highly liquid securities, which have maturities when purchased of three months or less.  In March 2003, JP Morgan Chase Bank released $22.2 million from restricted cash for the benefit of the estate and its creditors.

Accounts Receivable

The receivable balance as of February 28, 2003 includes certain amounts which are significantly past due as a result of the bankruptcy filing.  Many of these receivables are from customers whom the Company also owes liabilities, which became subject to compromise as of the bankruptcy filing on November 27, 2002.  The Company has performed an assessment of the collectibility of these receivables and adjusted the allowance for doubtful accounts to properly reflect the receivables at an estimated net realizable value.  A portion of these receivables may ultimately not be received in cash, but alternatively used to offset a portion of any corresponding bankruptcy claim held by the customers, as determined by the Court.

Common Stock and Earnings per Share

The Company’s Class A common stock was delisted from NASDAQ on December 5, 2002, after receiving previous notification from NASDAQ that the Company’s Class A common stock did not meet the minimum listing requirements. The Company’s Class A common stock currently trades on the Over the Counter Bulletin Board.  Effective April 4, 2003, Euronext Paris SA transferred the Genuity Class A common shares that previously traded on the Nouveau Marché under the symbol “Genuity A-REGS 144” to the Delisted Securities Segment. Until October 11, 2003, the shares of Class A common stock which previously traded on the Nouveau Marché may not be sold, pledged, hedged or otherwise disposed of in the United States or to U.S. Persons, except in accordance with available resale exemptions under the Securities Act.

Genuity believes that its stockholders will not receive any proceeds from the liquidation and that its common stock will have no value in connection with the liquidation.

Basic earnings per share (“EPS”) is measured as the income attributable to common stockholders divided by the weighted-average outstanding common shares for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the later of the date of issuance or the beginning of the periods presented. Potential common shares that have an anti-dilutive effect are excluded from diluted EPS.

NOTE 4—Workforce

 On March 10, 2003, the Court approved a retention and incentive plan for the employees who remained with the Company after the sale. The retention amount is additional performance-based compensation calculated as a percentage of the employee’s base salary for every month they are employed by Genuity after February 4, 2003.

NOTE 5—Rejected Leases

As provided in the Level 3 Agreement, Level 3 had until May 5, 2003 to determine which real estate leases will be assumed and assigned to Level 3.  Subsequent to December 31, 2002, Genuity with Level 3's permission under the Level 3 Agreement, has rejected various lease agreements for previously vacated properties. In 2001 and 2002, Genuity recorded restructuring reserves associated with the vacated facilities equal to the remaining lease obligations net of estimated sublease income. The Company reduced these restructuring reserves by $4.3 million in February 2003 to reflect the expected claims in the bankruptcy proceedings for these rejected leases.

NOTE 6—Liabilities Subject to Compromise

Liabilities subject to compromise consist of the following (in thousands):

Bank borrowings	$1,664,200
Verizon borrowings	1,150,000
Capital lease obligations	35,258
6% convertible subordinated debentures	7,487
Accounts payable	126,176
Accrued circuits	121,011
Accrued liabilities	217,746

Liabilities Subject to Compromise	$3,321,878

Prior to the Company’s bankruptcy filing, entities within Genuity’s consolidated group guaranteed certain obligations of other entities within the group, the most significant of which was the guarantee of Genuity Inc.’s borrowings under the Bank Facility by Genuity Solutions and Genuity Telecom.

NOTE 7—Contingencies

When the Company filed for protection under Chapter 11 of the U. S. Bankruptcy Code on November 27, 2002, all litigation and other claims against the Company were automatically stayed.  The Company anticipates that these claims will be resolved through the bankruptcy process.  Additional claims may arise subsequent to the filing date, including claims arising from the rejection of executory contracts and real estate leases and from the determination by the Bankruptcy Court (or through agreement of the parties-in-interest) of allowed claims for contingencies and other disputed amounts.  Due to uncertainties regarding the total amount of allowed claims against the debtors and the amount of available proceeds, it is not possible for the Company to predict the effect that the resolution of these claims may have on the timing of the completion of the Company’s liquidation or on the amount that will be available for distribution to creditors.

As of November 27, 2002, Genuity Solutions Inc. (“Genuity Solutions”) was a party to an action it had filed on October 2, 2002 in the United States District Court for the Southern District of New York against Nortel Networks Inc. and Nortel Networks Corp. Genuity Solutions’ complaint in that action alleges breach of contract arising from Nortel’s failure to make a payment of approximately $6 million that was due on or before September 30, 2002. Genuity Solutions’ complaint also seeks a declaratory judgment that Nortel is obligated to pay to Genuity $8 million due in the fourth quarter of 2002.  In December 2002, this action was, by agreement of the parties, transferred to the U. S.  Bankruptcy Court.  The Company anticipates that this action will be resolved through the bankruptcy process.

Effective January 3, 2002, Genuity entered into an agreement (the “Memorandum of Understanding” or “MOU”) with Verizon Services Corp., Telesector Resources Group, Inc. and GTE Consolidated Services Inc., each on behalf of certain Verizon operating telephone companies and Verizon Advanced Data Inc. and Verizon Advanced Data-Virginia, Inc. (collectively, “Verizon Services”) under which Verizon Services would provide dedicated access services, frame relay, ATM, and certain other services (collectively “Access Services”). Under the MOU, Genuity agreed to purchase an aggregate minimum of $283 million of Access Services over a five-year period. The MOU stated that Verizon Services was not obligated to provide services in a state until it received all necessary regulatory and other governmental approvals.  In the event that such approval process materially and adversely changed the rights, obligations or risks of Verizon Services or Genuity, the parties agreed to negotiate in good faith to reach new terms that would satisfy their original intentions and in the event they were unable to agree upon such terms, either party was given the right to terminate the MOU or affected services.  The MOU provided that, in the event of such a termination, Genuity would not be subject to any termination or shortfall liability, nor to any other liability that would otherwise apply under Verizon Services’ tariffs. In July 2002, Verizon Services verbally notified Genuity that the Federal Communications Commission (“FCC”) had refused to approve the MOU because the FCC disapproved the MOU’s waiver of termination liabilities and required a cost justification from Verizon Services. Verizon Services did not provide the FCC with a cost justification for the waiver and advised Genuity that they had no intent to do so. The waiver would have protected Genuity from substantial termination liabilities in migrating a large number of previously provisioned Verizon circuits to the MOU pricing structure and terms.  Genuity took the position that any prospect of imposing termination liabilities would eliminate most or all of the benefit of the MOU for Genuity. Genuity attempted to negotiate new terms with Verizon Services that would satisfy the original intention of the parties, but was unable to come to an agreement that would meet this objective.  Consequently, on September 20, 2002, Genuity gave written notice to Verizon Services that Genuity was terminating the MOU due to failure by Verizon Services to secure necessary regulatory approval resulting in a material adverse change, and accompanied by the failure by Verizon Services to propose any alternative agreement that might satisfy the original intentions of the parties. Verizon Services has asserted that Genuity’s termination was not justified under the MOU and in a claim submitted to the Court, asserted that Genuity owes various liabilities in the amount of $78.9 million.  The Company anticipates that this dispute will be resolved through the bankruptcy process.

As of November 27, 2002, the Company was a party to a lawsuit that the Company had filed on July 24, 2002 against Deutsche Bank, the only member of the Bank Facility lenders that had failed to provide funds to the Company pursuant to the Company’s July 22, 2002 draw request.  The suit sought to require Deutsche Bank to satisfy its obligations under the Bank Facility.  In response, Deutsche Bank claimed that it was not obligated to fund the draw request.  On February 4, 2003, the Bankruptcy Court approved a settlement between the Company and Deutsche Bank pursuant to which the Company’s complaint and Deutsche Bank’s counterclaim were dismissed.

As of November 27, 2002, Genuity Solutions Inc. (“Genuity Solutions”) was a party to a lawsuit filed against it by ICG DataChoice Network Services, LLC (“ICG”). ICG had filed suit against Genuity Solutions in federal court in Denver, Colorado in January 2002, alleging claims for breach of contract and anticipatory breach of contract arising out of a contract under which ICG was to provide telecommunications services to Genuity Solutions. Genuity Solutions has denied ICG’s allegation, and takes the position that it justifiably terminated the contract due to ICG’s failure to perform.  The Company vigorously defended the lawsuit until the case was stayed.  The Company expects that the ICG matter will be resolved through the bankruptcy process.

Schedule I

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

CONDENSED CONSOLIDATING BALANCE SHEET

(Unaudited)

(in thousands)

February 28, 2003

	Debtors	Non-Debtors	Adjustments and Elims	Consolidated

CURRENT ASSETS
Total current assets	$1,117,910	$18,576	$(29,958)	$1,106,528

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities not subject to compromise	$67,827	$30,010	$(28,737)	$69,100
Liabilities subject to compromise	3,334,533	—	(12,655)	3,321,878
Total liabilities	3,402,360	30,010	(41,392)	3,390,978
Total stockholders’ deficit	(2,284,450)	(11,434)	11,434	(2,284,450)
Total liabilities and stockholders’ deficit	$1,117,910	$18,576	$(29,958)	$1,106,528

Schedule II

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(Unaudited)

(in thousands)

For the month ended February 28, 2003

	Debtors	Non-Debtors	Adjustments and Elims	Consolidated

Revenues	$7,796	$1,106	$(973)	$7,929
Operating Expenses
Cost of sales	4,031	293	(112)	4,212
Selling, general and administrative	3,641	2,652	(861)	5,432

Total operating expenses	7,672	2,945	(973)	9,644

Operating Income (Loss)	124	(1,839)	—	(1,715)
Other Income (Expense)
Interest income (expense), net	477	(10)	—	467
Other, net	1,735	98	—	1,833
Income (Loss) Before Reorganization Items and Income Taxes	2,336	(1,751)	—	585

Reorganization Items
Gain on sale of assets to Level 3	67,785	—	—	67,785
Severance and related costs	(31,580)	—	—	(31,580)
Reduction in restructuring reserves resulting from rejected contracts	4,269	—	—	4,269
Interest earned on accumulated cash resulting from Chapter 11 filing	368	—	—	368
Professional fees	(413)	—	—	(413)
Other	388	—	—	388
Income (Loss) Before Income Taxes	43,153	(1,751)	—	41,402
Income Taxes	7	9	—	16

Net Income (Loss)	$43,146	$(1,760)	$—	$41,386

Schedule III

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(in thousands)

For the month ended February 28, 2003

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*

$20,621	$7,486	$2,029

*                                         Taxes are remitted by Genuity to a third party vendor and paid by the vendor to the appropriate tax authorities.

**                                  Gross Wages were paid by the Company for the pay periods ending February 14 and February 28, 2003.

Schedule IV

GENUITY INC.
(Debtor-in-Possession)
CASE NO. 02-43558 (Jointly Administered)
SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES
COLLECTED, RECEIVED, DUE OR WITHHELD

(in thousands)

For the period from February 1, 2003 to February 28, 2003

	Amount Withheld/ Accrued	Amount Paid

Federal
Foreign	$16	$52
Total Federal Taxes	$16	$52
State and Local
Income and Franchise	$—	$15
Property	—	502
Sales and Use	2,542	396
Total State and Local Taxes	$2,542	$913
Total Taxes	$2,558	$965

Schedule V

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

TOTAL DISBURSEMENTS BY DEBTOR

(in thousands)

For the month ended February 28, 2003

Legal Entity	Disbursements

Genuity Inc.	$31
Genuity Solutions Inc.	88,280
Genuity Telecom Inc.	828
Genuity International Networks Inc.	—
Genuity Employee Holdings LLC	—
Genuity International Networks LLC	—
Genuity Business Trust	—
BBN Advanced Computers Incorporated	—
BBN Certificates Services Incorporated	—
BBN Telecom Incorporated	—
Bolt Beranek and Newman Corporation	—
BBN Instruments Corporation	—
LightStream Corporation	—
NapNet LLC	—
Genuity International Inc.	2,085

Total Disbursements	$91,224

GENUITY INC.

(Debtor-in-Possession)

CASE NO. 02-43558 (Jointly Administered)

DEBTOR’S STATEMENT REGARDING INSURANCE POLICIES

For the period from February 1, 2003 to February 28, 2003

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.